                                                                    Exhibit 99.1

CONTACT:
John N. Nelli,
Senior Vice President and Chief Financial Officer
(919) 653-1265
jnelli@tangram.com

                  Tangram Announces First Quarter 2003 Results

Cary, NC - May 06, 2003 - Tangram Enterprise Solutions, Inc. (OTCBB: TESI), the global leader for automated IT asset management, today announced operating results for the first quarter, ending March 31, 2003.

"With the political uncertainties of the global economy and a depressed technology market, Tangram experienced a drop-off in license and services revenues, when compared to the comparable quarter in 2003," said Norm Phelps, president and CEO of Tangram. "But Tangram did see improvements in the bottom line and net cash provided by operating activities as the result of an aggressive restructuring of our facility lease and a workforce reduction initiated in the fall of 2002."

For the quarter ended March 31, 2003, the company reported total revenues of $2.3 million, compared with $3.1 million in the first quarter of 2002, a decrease of 28 %. Net loss for the first quarter of 2003 was $48,000, or ($0.01) per share, down from a loss of $421,000, or ($0.02) per share in the comparable quarter last year. Net cash provided by operating activities improved to $1.2 million for the quarter ended March 31, 2003, compared to $174,000 in the first quarter of 2002.

"The pronounced reduction in IT asset management spending has been widely recognized by analysts and the media. What may have gone unnoticed are the companies like Tangram that have maintained product quality as they have cut fixed costs, hunkered down, and prepared to capitalize on the inevitable rebound," added Ron Nabors, Tangram's senior vice president and chief marketing officer. "Tangram is a star student in its class in terms of the pedigree of its users, its customer service, and its industry-leading products. I am confident we will also soon be recognized as the company whose prudent planning positioned it well for enduring tough times and managing the long-term interest of its customers in spite of a sluggish market."

This press release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (statements that are not historical facts and relate to future performance) that involve risks and uncertainties. These forward-looking statements are not guarantees of the future performance of Tangram and actual results may vary materially from the results and expectations discussed in this press release or in any other forward-looking statements made by or on behalf of the company. Such forward-looking statements, including statements about the timing or occurrence of the rebound in spending in the IT

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TANGRAM ANNOUNCES FIRST QUARTER RESULTS   Page 2 of 4

asset management market space, are based upon information available to management as of today's date. There can be no assurance that Tangram will be able to succeed or capitalize upon the opportunities in the asset management market. Tangram's quarterly and annual revenues and operating results are subject to a number of factors that make estimating its future operating results extremely uncertain and difficult to predict, particularly in the current downturn in technology spending. These factors include: uncertain economic and stock market conditions that could affect the company's business; unanticipated discovery of bugs or other technical problems that could impact market acceptance of Enterprise Insight(R) or Asset Insight(R); competitive forces in the asset management markets in which Tangram participates; Tangram's reliance on key personnel to guide its efforts; and other risks identified and described in more detail in Tangram's SEC filings, including its Form 10-K for the year ended December 31, 2002 and subsequent filings with the SEC. While Tangram may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if estimates change.

About Tangram

Tangram Enterprise Solutions, Inc., is the leading provider of cohesive, automated IT asset management software and services for large and midsize organizations across all industries, in both domestic and international markets. Tangram's core business strategy and operating philosophy center on delivering world-class customer care, creating a more personal and productive IT asset management experience through a phased solution implementation, providing tailored solutions that support evolving customer needs, and maintaining a leading-edge technical position. Today, Tangram's solutions manage more than two million workstations, servers, and other related assets. Tangram is a partner company of Safeguard Scientifics, Inc. (www.safeguard.com) (NYSE: SFE), an operating company creating long-term value by taking controlling interest in and developing its companies through superior operations and management. Safeguard operates businesses that provide business decision and life science software-based product and service solutions. To learn more about Tangram, visit www.tangram.com or call 1-800-4TANGRAM.

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TANGRAM ANNOUNCES FIRST QUARTER RESULTS   Page 3 of 4

                            Statements of Operations
                    (in thousands, except per share amounts)

                                                                              Three Months Ended March 31
                                                                              2003                  2002
                                                                            -------------------------------
Revenues
   Licenses and product                                                     $   644             $    1,298
   Services                                                                   1,619                  1,849
                                                                            -------------------------------
Total revenues                                                                2,263                  3,147

Cost of revenues
   Cost of licenses and product                                                  13                     16
   Cost of services                                                             281                    444
   Amortization of software cost                                                443                    579
                                                                            -------------------------------
 Total cost of revenues                                                         737                  1,039
                                                                            -------------------------------
 Gross profit                                                                 1,526                  2,108

Operating expenses
   Sales and marketing                                                          820                  1,287
   General and administrative                                                   453                    593
   Research and development                                                     196                    486
   Depreciation and amortization                                                 69                     85
                                                                            -------------------------------
Total operating expenses                                                      1,538                  2,451
                                                                            -------------------------------

(Loss) earnings from operations                                                 (12)                  (343)
Other expense, net                                                              (36)                   (78)
                                                                            -------------------------------

(Loss) earnings before income taxes                                             (48)                  (421)
Provision for income taxes                                                        -                      -
                                                                            -------------------------------

Net (loss) earnings                                                         $   (48)            $     (421)
                                                                            ===============================

Per share calculation
   Net (loss) earnings                                                      $   (48)            $     (421)
   Less-preferred stock dividend                                                (69)                   (64)
                                                                            -------------------------------

 Net (loss) earnings available to
   common shareholder                                                       $  (117)            $     (485)
                                                                            ===============================

(Loss) earnings per common share
      Basic and diluted                                                     $ (0.01)            $    (0.02)
                                                                            ===============================

Weighted average number of common shares outstanding
      Basic and diluted**                                                    19,802                 19,544

     **Weighted average number of common shares outstanding on a diluted basis for the three-month period ended March 31, 2003 and 2002 does not include common stock equivalents because the effect of inclusion of the exercise of stock options would be to reduce the loss per common share.

TANGRAM ANNOUNCES FIRST QUARTER RESULTS   Page 4 of 4

                       Condensed Statements of Cash Flows
                                 (in thousands)

                                                                             Three Months Ended March 31
                                                                                 2003              2002
                                                                            -----------------------------
Operating Activites
   Net Loss                                                                  $    (48)           $  (421)
   Adjustments to reconcile net loss to net cash provided
     by operating activities:                                                     522                807
   Cash provided by (used in) changes in working capital items:                   704               (212)
                                                                            -----------------------------
Net cash provided by operating activities                                       1,178                174
Net cash used in investing activities                                            (350)              (451)
Net cash used in financing activities                                            (650)                 -
                                                                            -----------------------------
    Net increase (decrease) in cash and cash equivalents                     $    178            $  (277)
                                                                            =============================



                            Condensed Balance Sheets
                                 (in thousands)

                                                                           March 31, 2003         December 31, 2002
                                                                         ------------------------------------------
Assets:
   Current assets:
     Cash and cash equivalents                                           $           596          $          418
     Accounts receivable, net                                                      1,697                   2,671
     Other                                                                           425                     296
                                                                         ------------------------------------------
        Total current assets                                                       2,718                   3,385

   Property and equipment, net                                                        78                     100
   Intangible assets and other, net                                                6,309                   6,449
                                                                         ------------------------------------------
        Total assets                                                     $         9,105          $        9,934
                                                                         ==========================================

Liability and Shareholders' Equity:
   Current portion of long-term debt-shareholder                         $             -          $          467
   Accounts payable and accrued expenses                                             850                   1,060
   Deferred revenue                                                                3,348                   3,281
                                                                         ------------------------------------------
         Total current liabilities                                                 4,198                   4,808

   Long-term debt-shareholder                                                      1,792                   1,954
   Other long-term liabilities                                                       602                     542

   Total shareholders' equity                                                      2,513                   2,630
                                                                         ------------------------------------------
        Total liabilities and stockholders' equity                       $         9,105          $        9,934
                                                                         ==========================================

                                      # # #

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Wagner Public Relations
(919) 859-3666
Brian Strombotne [BStrombotne@WagnerPR.com]
John D. Wagner [JDWagner@WagnerPR.com]